UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

June 1, 2015
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DEVRY EDUCATION GROUP INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On June 1, 2015, the Board of Directors (the “Board”) of DeVry Education Group Inc. (“DeVry Group”) appointed James D. White to fill a vacancy created by an increase in the size of the Board from eight to nine members.  The Board has not yet determined the committees of the Board to which Mr. White will be named.

Mr. White will participate in the cash and equity compensation programs provided to and upon the same terms as other non-employee directors, but with respect to service until DeVry Group’s next annual meeting of shareholders, will receive cash compensation on a pro-rated basis and will not receive an equity grant.   These cash and equity compensation programs are more fully described under “2014 Director Compensation” in our Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 8, 2014, which is incorporated in this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure

On June 4, 2015, DeVry Group issued a press release announcing the appointment of James D. White to its Board of Directors.

The full text of this press release is included in Exhibit 99.1 in this Form 8-K.

Item 9.01	Financial Statements and Exhibits

99.1       Press Release dated June 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY EDUCATION GROUP INC.
(Registrant)

Date:	June 4, 2015	By:	/s/ Patrick J. Unzicker
Patrick J. Unzicker
Vice President, Chief Accounting Officer and Treasurer